MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (o) 20 7144 4000 Fax +44 (o) 20 7144 6700 Registered in England No. 1600658

LAXC LIMITED, THE OLD CHAPEL, SUMMERHILL ROAD, ONCHAN IM3 1NA	PAGE DATE ACCOUNT	2 11 JUN 2008
US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

11JUN08	LONG INTEREST USD	Balance B/fwd	230,373.06CR
76.32DR

		Balance C/fwd	230,296.74CR

OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

22JAN08 IOCG	12452 DEC 10 ASA LTD (CFD)	75.7500
TOTAL LOTS	12452 FUTURES MARGIN (MARKET PRICE	77.0000)	15,565.00CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. A ny request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.

MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (o) 20 7144 4000 Fax +44 (o) 20 7144 6700 Registered in England No. 1600658

LP VALUE LIMITED ATTN: CLIENT SERVICES	PAGE DATE ACCOUNT	3 11 JUN 2008
	US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

11JUN08	LONG INTEREST USD	Balance B/fwd	515,396.35CR
			161.00DR

		Balance C/fwd	515,235.35CR

	OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

25SEP07 BCKY	7467 DEC 10 ASA LTD (CFD)	71.4700
27SEP07 CYEZ	18800 DEC 10 ASA LTD (CFD)	72.6500
TOTAL LOTS	26267 FUTURES MARGIN (MARKET PRICE	77.0000)	123,072.51CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. A ny request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.

MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (o) 20 7144 4000 Fax +44 (o) 20 7144 6700 Registered in England No. 1600658

LP ALTERNATIVE LP., THE OLD CHAPEL SUMMERHILL ROAD, ONCHAN, ISLE OF MAN IM3 1NA	PAGE DATE ACCOUNT	3 11 JUN 2008
	US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

11JUN08	LONG INTEREST USD	Balance B/fwd	189,353.75CR
			75.65DR

		Balance C/fwd	189,278.10CR

	OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

25SEP07 BCL1	5442 DEC 10 ASA LTD (CFD)	71.4700
27SEP07 CYEZ	6900 DEC 10 ASA LTD (CFD)	72.6500
TOTAL LOTS	12342 FUTURES MARGIN (MARKET PRICE	77.0000)	60,109.26CR

The information contained in this statement is provided for accounting and reporting purposes only.  Funds Required to meet margin calls may differ from amounts shown in this statement. A ny request for audit confirmation or verification should be directed to the Finance Dept,
MF Global UK Limited, Sugar Quay, Lower Thames Street, London EC3R 6DU

All transactions are subject to the terms and conditions of your customer agreement and the market association/exchange involved.	MF Global UK Limited is authorised and regulated by the Financial Services Authority.	Please report any differences immediately. Time of trade available upon request.

MF Global	Registered Office: Sugar Quay Lower Thames Street London EC3R 6DU Tel +44 (o) 20 7144 4000 Fax +44 (o) 20 7144 6700 Registered in England No. 1600658

LEAF LIMITED THE OLD CHAPEL SUMMERHILL ROAD ONCHAN IM3 1NA	PAGE DATE ACCOUNT	2 11 JUN 2008
	US DOLLARS

DAILY POSTINGS
Trade Bought Sold Delivery Description Option Price Commission Date ---lots--- Type			Credit/ Debit

11JUN08	LONG INTEREST USD	Balance B/fwd	102,259.70CR
			21.28DR

		Balance C/fwd	102,238.42CR

	OPEN POSITIONS
Trade Ref. Bgt Sold Delivery Instrument Trade Date No. Lots Date Type		Strike/ Premium Decl. Price Date	Debit/ Credit

25SEP07 BCL0	1572 DEC 10 ASA LTD (CFD)	71.4700
27SEP07 CYF1	1900 DEC 10 ASA LTD (CFD)	72.6500
TOTAL LOTS	3472 FUTURES MARGIN (MARKET PRICE	77.0000)	16,958.16CR